Exhibit 99.2

       Written Statement of the Vice President and Chief Financial Officer

Solely for the purpose of complying with 18 U.S.C. s.1350, I, the undersigned Vice President and Chief Financial Officer of Harley-Davidson, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated August 12, 2002.

                                            by: /s/  James L. Ziemer
                                            ------------------------------------


                                            James L. Ziemer
                                            Vice President and Chief Financial
                                             Officer